Exhibit 10.52.5

EXECUTION VERSION

AMENDMENT NO. 3 TO AMENDED AND RESTATED PRICING LETTER

AND

AMENDMENT NO. 1 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 3 to Amended and Restated Pricing Letter (the “Pricing Letter Amendment”) and Amendment No. 1 to Amended and Restated Master Repurchase Agreement (the “Repurchase Agreement Amendment”, and together with the Pricing Letter Amendment, this “Amendment”) dated as of February 19, 2013, among UBS REAL ESTATE SECURITIES INC. (the “Buyer”) and REVERSE MORTGAGE SOLUTIONS, INC. (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of November 1, 2012, (as amended by this Amendment and from time to time, the “Repurchase Agreement”) and the related Amended and Restated Pricing Letter, dated as of November 1, 2012, as amended by that certain Amendment No. 1 to Pricing Letter, dated as of December 11, 2012 and as amended by that certain Amendment No. 2 to Pricing Letter, dated as of February 11, 2013 (as the same may be further amended by this Amendment and from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement or in the Pricing Letter, as applicable.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Pricing Letter be amended to reflect certain agreed upon revisions to the terms of the Pricing Letter.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Repurchase Agreement and the Pricing Letter are hereby amended as follows:

SECTION 1. Amendment to Repurchase Agreement. Effective as of the Amendment Effective Date, the Repurchase Agreement is hereby amended as follows:

1.1 Section 2 of the Repurchase Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

““Guarantor” shall mean Walter Investment Management Corp., or any successor in interest thereto.”

““Program Documents” shall mean this Agreement, the Pricing Letter, the Customer Guide, the Program Guaranty, the Custodial Agreement, the Electronic Tracking Agreement, the Application, a Servicer Notice, if any, and the Power of Attorney.”

““Program Guaranty” shall mean that certain guaranty made by the Guarantor in favor of Buyer, as amended from time to time.”

““Syndicated Credit Agreement” shall mean that certain credit agreement dated as of November 28, 2012 among Walter Investment Management Corp., Credit Suisse AG and the lenders party thereto, as the same may be amended, supplemented or otherwise modified from time to time.

1.2 Section 12 of the Repurchase Agreement is hereby amended by deleting Section 12(d)(v) in its entirety and replacing it as follows:

“Within forty-five (45) days after the end of the first three (3) calendar quarters of each calendar year and within ninety (90) days after the end of each calendar year, the 10-Q quarterly report or 10-K annual report, as applicable, of Walter Investment Management Corp. that has been filed on EDGAR which indicates compliance with each financial covenant made by Walter Investment Management Corp. in the Syndicated Credit Agreement.”

1.3 Section 12 of the Repurchase Agreement is hereby amended by deleting Section 12(q) in its entirety and replacing it as follows:

“Seller shall not create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than the Liens created in connection with the transactions contemplated by this Agreement; nor shall Seller cause any of the Purchased Assets to be sold, pledged, assigned or transferred except as permitted hereunder.”

1.4 Section 12 of the Repurchase Agreement is hereby amended by deleting Section 12(dd) and replacing it as follows:

“(dd) Notice of Change in Financial Covenants in Syndicated Credit Agreement. The Seller shall provide written notice to Buyer of any change to any financial covenant contained in the Syndicated Credit Agreement within five (5) Business Days of such change.

1.5 Section 13 of the Repurchase Agreement is hereby amended by deleting Section 13(g) in its entirety and replacing it as follows:

“(g) Any “event of default” or any other default which permits a demand for, or requires, the early repayment of obligations (i) due by Seller or its Subsidiaries with any note, indenture, loan agreement, guaranty, swap agreement, Hedge Agreement or other Indebtedness in excess of $500,000 of Seller or any of its Subsidiaries or (ii) due by Walter Investment Management Corp. under the Syndicated Credit Agreement; or”

1.6 Section 13 of the Repurchase Agreement is hereby amended by deleting Section 13(p) in its entirety and replacing it as follows and adding the following Section 13(q) after such replaced Section 13(p):

“(p) Governmental Action. Seller shall become the subject of a cease and desist order of the Appropriate Federal Banking Agency or any other governmental Authority or enter into a memorandum of understanding or consent agreement with the Appropriate Federal Banking Agency or other Governmental Authority, any of which, would have, or is purportedly the result of any condition which would be reasonably likely to have, a Material Adverse Effect; or

(q) Additional Covenant Defaults. Guarantor shall fail to observe or perform any representation, warranty, covenant or agreement contained in the Program Guaranty.”

1.7 Schedule 3 of the Repurchase Agreement is hereby amended by deleting Number 3 in its entirety and replacing it as follows:

“3. That certain credit agreement dated as of November 28, 2012 among Walter Investment Management Corp., Credit Suisse AG and the lenders party thereto, as the same may be amended, supplemented or otherwise modified from time to time.

SECTION 2. Amendment to the Pricing Letter. Effective as of the Amendment Effective Date (unless otherwise specified below), the Pricing Letter is hereby amended as follows:

2.1 Effective as of the Amendment Effective Date and ending on April 30, 2013, the definition of “Maximum Aggregate Purchase Price” in Section 1 of the Pricing Letter is deleted in its entirety and replaced as follows:

““Maximum Aggregate Purchase Price” shall mean $125,000,000.”

2.2 Effective as May 1, 2013, the definition of “Maximum Aggregate Purchase Price” in Section 1 of the Pricing Letter shall be deleted in its entirety and replaced as follows:

““Maximum Aggregate Purchase Price” shall mean $50,000,000.”

2.3 The definition of “Minimum Balance Requirement” in Section 1 of the Pricing Letter is deleted in its entirety and replaced as follows:

““Minimum Balance Requirement” shall equal an amount that is the product of [__]% multiplied by the Maximum Aggregate Purchase Price.”

2.4 Section 1 of the Pricing Letter is hereby amended by adding the following definition in the appropriate alphabetical order:

“Advance Rate Trigger” shall mean the failure of the Guarantor to maintain (ii) an Interest Expense Coverage Ratio (as such term is defined in the Syndicated Credit Agreement) of not less than 5 basis points higher than the applicable ratio provided as of November 28, 2012 in the table in Section 6.08 of the Syndicated Credit Agreement or (ii) a Total Leverage Ratio (as such term is defined in the Syndicated Credit Agreement) of not greater than 5 basis points lower than the applicable ratio provided as of November 28, 2012 in the table in Section 6.09 of the Syndicated Credit Agreement; provided, that if any required Interest Expense Coverage Ratio or Total Leverage Ratio is amended to be less restrictive, such amended required Interest Expense Coverage Ratio or Total Leverage Ratio, as applicable, shall be in effect with respect to this definition of “Advance Rate Trigger” only upon the written consent of Buyer; and provided, further, that if any required Interest Expense Coverage Ratio or Total Leverage Ratio is amended to be more restrictive, such amended required Interest Expense Coverage Ratio or Total Leverage Ratio, as applicable, shall be in effect with respect to this definition of “Advance Rate Trigger” without further action on the part of Buyer.”

2.5 Schedule 1 of the Pricing Letter is deleted in its entirety and replaced with Schedule 1 attached hereto.

SECTION 3. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

3.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer and the Seller; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, each of the Repurchase Agreement and the Pricing Letter shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the Buyer. This Amendment embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof.

SECTION 5. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

UBS REAL ESTATE SECURITIES INC., as Buyer

By:
Name:
Title:

By:
Name:
Title:

REVERSE MORTGAGE SOLUTIONS, INC., as Seller

By:
Name:
Title:

[Signature Page to Amendment No. 3 to A&R Pricing Letter and Amendment No. 1 to A&R Master Repurchase Agreement]

SCHEDULE 1

Approved Mortgage Product	Concentration Limit (based upon Maximum Aggregate Purchase Price unless otherwise noted)	Pricing Spread	Asset Value (each percentage, the Purchase Price Percentage)	Aging Limit (Days from initial Purchase Date unless otherwise noted)
Conforming Mortgage Loan	[__]%	[__]%	[__].	[__].
High Balance Conforming Mortgage Loan	[__]%	[__]%	[__].	[__].
Jumbo Mortgage Loan	[__]%	[__]%	[__].	[__].
Wet Loan	[__]%	[__].	[__].	[__].
HECM Loan	[__]%	[__]%	[__].	[__].
Other Agency Mortgage Loan	[__]%	[__]%	[__].	[__].
Agency Security	[__]%	[__]%	[__].	[__].
Specified Mortgage Loan	[__]%	[__]%	[__].	[__].
Mortgage Loan Released on Trust Receipt	[__]	[__].	[__].	[__].

Exh. S-1